SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 6, 1999



                         Dunes Hotels and Casinos, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




               New York                     1-4385               11-1687244
  --------------------------------- ------------------------ ------------------
  (State or other jurisdiction      (Commission File Number)   (IRS Employer
  of incorporation or organization)                          Identification No.)




  4600 Northgate Boulevard, Suite 130, Sacramento, California         95834
 -------------------------------------------------------------      ---------
          (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (916) 929-2295

ITEM 5.        OTHER EVENTS


        Dunes Hotels and Casinos, Inc., (the Company) reports that on July 6, 1999, it filed a complaint in interpleader in the Superior Court of the State of California for the County of Yolo entitled Dunes Hotels and Casinos, Inc. vs. J.B.A.. Investments, Inc., a Nevada Corporation, General Financial Services, Inc., a Kansas Corporation, GFS Acquisition Company, a Kansas Corporation, John
B. Anderson, an Individual, Edith Anderson, an Individual, Cedar Development Company, a Nevada Corporation, Federal Deposit Insurance Corporation, a Federally Chartered Corporation, and Does 1 - 25, under case number CVCV99-993 (the State Action). At the time of filing the State Action, the Company deposited 3,000,000 shares of the Company's stock that are held of record by defendant J.B.A. Investments, Inc. (the Shares) with the Court. The State Action was filed to resolve conflicting claims concerning who has the power to transfer and otherwise dispose of the Shares and by whom voting and other rights connected with the Shares may be exercised.

        On July 9, 1999, General Financial Services, GFS Acquisition Company, and J.B.A. Investments, Inc., who are three of the defendants in the State Action, filed a complaint against the Company in the United States District Court Northern District of New York (the Federal Action) under case number
99-CV-1072 LEK/DRH. The plaintiffs in the Federal Action are seeking, among other things, a permanent injunction requiring the Company to give possesssion of the Shares to plaintiff General Financial Services and requiring the calling of a special meeting of the shareholders of the Company. The plaintiffs in the Federal Action are also seeking a preliminary injunction granting them similar relief pending the outcome of the action and granting expedited discovery. The Federal Court has issued an order to show cause scheduling a hearing on August 6, 1999 on the application for a preliminary injunction and has issued a temporary restraining order pending its decision on that application which restrains the Company from disposing of the Shares or transferring or disposing of any of its assets outside of the ordinary course of business. The Company intends to oppose the issuance of a preliminary injunction and to ask the court, among other things, to dismiss the Federal Action in favor of the previously filed State Action.

        The Company is unable to predict the outcome of either the State Action or the Federal Action and has no ownership interest in the Shares. However, the State Action, the Federal Action, and the facts related to them may result in a change of control of the Company.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 July 21, 1999                           DUNES HOTELS AND CASINOS, INC.


                                            /s/ EDWARD PASQUALE
                                               -----------------
                                               Edward Pasquale
                                               President